KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

New York, NY, February 6, 2024 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter and full year ended December 31, 2023.

Reported net loss attributable to common stockholders of ($18.7) million and ($53.9) million, or ($0.27) and ($0.78) per diluted share of common stock, for the three and twelve months ended December 31, 2023, respectively.

Reported Distributable Earnings (Loss) of ($26.0) million and $57.6 million, or ($0.37) and $0.83 per diluted share of common stock, for the three and twelve months ended December 31, 2023, respectively.

The Company’s Board of Directors declared a dividend of $0.25 per share of common stock with respect to the first quarter of 2024. The dividend is payable on April 15, 2024 to KREF’s common stockholders of record as of March 28, 2024.

Commenting on the dividend, Matt Salem, Chief Executive Officer of KREF, said: “Our strong liquidity profile and significant resources and expertise through our integration with KKR’s broader real estate platform affords KREF the ability to maximize the value of our watchlist portfolio. With over $68 billion of real estate assets under management, KKR has extensive experience owning and managing real estate. This value creation on select REO assets will require time and impact earnings in the interim. To that end, the Board of Directors declared a dividend of $0.25 per share. A number of factors were considered in setting this current level, including, our expectations for covering the dividend with operating earnings from our performing loan portfolio while patiently executing the investment thesis for our REO assets, as well as expectations for future interest rates cuts. Importantly, as we resolve our REO portfolio, we can reinvest the capital into new loans to unlock additional earnings potential.”

Fourth Quarter 2023 Highlights

•Funded $138.7 million for loans closed in previous years and received loan repayments of $188.1 million
•Current loan portfolio of $7.6 billion:
•99% floating rate with a weighted average unlevered all-in yield(1) of 9.0% as of December 31, 2023
•Multifamily and industrial assets represent 55% of the loan portfolio
•Weighted average loan-to-value ratio ("LTV")(2) of 66%
•Diversified financing sources totaling $8.9 billion with $2.8 billion of undrawn capacity:
•76% of secured financing is fully non-mark-to-market and the remaining balance is mark-to-credit only
•No corporate debt or final facility maturities due until the first quarter of 2026
•In December 2023, we took title to the collateral of one defaulted senior office loan in Philadelphia with an outstanding principal balance of $149.8 million (after a $6.0 million partial repayment). Accordingly, a $58.7 million, or ($0.85) per diluted share, realized loss was recognized

2023 Highlights

•$629.9 million liquidity position, including $135.9 million of cash and $450.0 million of undrawn capacity on our corporate revolving credit agreement as of December 31, 2023
•Funded $684.3 million for loans closed in previous years and received loan repayments of $766.6 million
•Extended a $600.0 million master repurchase agreement and a $500.0 million warehouse facility maturity date to March 2026

(1)    All-in yield includes cash coupon, amortization of deferred origination fees, loan origination costs and purchase discounts, and excludes loans accounted for under the cost recovery method.
(2)    LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. Weighted average LTV excludes loans with a risk rating of 5.

•Upsized a $240.0 million master repurchase agreement to $400.0 million and extended the final maturity date to December 2027
•Repaid $143.8 million convertible notes in cash
•Common book value of $1,077.0 million, or $15.52 per share, as of December 31, 2023, inclusive of a CECL allowance of $212.5 million, or ($3.06) per share

Patrick Mattson, President and Chief Operating Officer of KREF, added: “KREF is well positioned for this market environment with over $600 million of liquidity and best-in-class non-mark-to market financing.”

Portfolio Performance

Collected 97.6% of interest payments due on the loan portfolio for the year ended December 31, 2023. As of December 31, 2023, the average risk rating of the Company's portfolio was 3.2, weighted by outstanding principal amount, consistent with the risk rating as of September 30, 2023 and December 31, 2022.

Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio(A) as of December 31, 2023 ($ in millions):

Investment	Committed Principal Amount	Outstanding Principal Amount	Amortized Cost(B)	Carrying Value(C)	Max Remaining Term (Years)(D)(E)	Weighted Average LTV(D)
Senior Loans(F)	$8,390.1	$7,558.0	$7,532.2	$7,321.7	2.7	66%
CMBS B-Pieces(G)	40.0	35.7	35.7	35.1	5.5	58
Total/Weighted Average	$8,430.1	$7,593.7	$7,567.9	$7,356.8	2.7	66%

(A)    Excludes Real Estate Owned assets with a net carrying value of $158.6 million as of December 31, 2023.
(B)    Amortized cost represents the outstanding principal, net of applicable unamortized discounts, loan origination fees and cost recovery interest.
(C)    Carrying value represents the amortized cost, net of applicable allowance for credit losses. Carrying value for CMBS B-Pieces, held through an equity method investment ("RECOP I"), is measured at fair value.
(D)    Weighted by outstanding principal amount for senior loans and by net equity for its CMBS B-Pieces. Weighted average LTV excludes loans with a risk rating of 5.
(E)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(F)    Senior loans include senior mortgages and similar credit quality investments, including junior participations in the Company's originated senior loans for which it has syndicated the senior participations and retained the junior participations for its portfolio.
(G)    Represents an equity method investment in RECOP I.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings (Loss) to Net Income (Loss) Attributable to Common Stockholders

The table below reconciles Distributable Earnings (Loss) and related diluted per share amounts to net income (loss) attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022 and the years ended December 31, 2023 and 2022, respectively ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)
	December 31, 2023		September 30, 2023		December 31, 2022
Net Income (Loss) Attributable to Common Stockholders	$(18,738)	$(0.27)	$21,401	$0.31	$14,602	$0.21
Adjustments
Non-cash equity compensation expense	1,565	0.02	2,184	0.03	1,494	0.02
Unrealized (gains) or losses, net	419	0.01	(25)	—	(25)	—
Provision for (reversal of) credit losses, net	49,500	0.71	8,814	0.13	21,189	0.31
Non-cash convertible notes discount amortization	—	—	—	—	91	—
Distributable Earnings before realized loss on loan write-offs	$32,746	$0.47	$32,374	$0.47	$37,351	$0.54
Realized loss on loan write-offs(B)	(58,706)	(0.85)	(15,000)	(0.22)	(25,000)	(0.36)
Distributable Earnings (Loss)	$(25,960)	$(0.37)	$17,374	$0.25	$12,351	$0.18
Diluted weighted average common shares outstanding	69,384,309		69,122,636		69,109,790

	Year Ended	Per Diluted Share(A)	Year Ended	Per Diluted Share(A)
	December 31, 2023		December 31, 2022
Net Income (Loss) Attributable to Common Stockholders	$(53,919)	$(0.78)	$15,371	$0.23
Adjustments
Non-cash equity compensation expense	8,075	0.12	7,835	0.12
Unrealized (gains) or losses, net	1,859	0.03	(1,326)	(0.02)
Provision for (reversal of) credit losses, net	175,116	2.53	112,373	1.66
Non-cash convertible notes discount amortization	133	—	361	0.01
Distributable Earnings before realized loss on loan write-offs	$131,264	$1.90	$134,614	$1.99
Realized loss on loan write-offs(B)	(73,706)	(1.07)	(25,000)	(0.37)
Distributable Earnings	$57,558	$0.83	$109,614	$1.62
Diluted weighted average common shares outstanding	69,180,039		67,553,578

(A)    Numbers presented may not foot due to rounding.
(B)     Includes a $58.7 million write-off of a defaulted senior loan upon deed-in-lieu of foreclosure during the three months ended December 31, 2023, and a $15.0 million write-off of a subordinated loan during the three months ended September 30, 2023. Includes a $25.0 million partial write-off of a defaulted senior loan during the three months ended December 31, 2022.

Book Value

The Company’s book value per share was $15.52 as of December 31, 2023, as compared to book value per share of $16.29 and $18.00 as of September 30, 2023 and December 31, 2022, respectively.

Book value per share as of December 31, 2023 includes the impact of a CECL allowance of $212.5 million, or ($3.06) per share. See Note 2 — Summary of Significant Accounting Policies, to the Company's consolidated financial statements included in the Form 10-K for the fiscal year ended December 31, 2023 for a detailed discussion of the allowance for credit losses.

Subsequent Events

The following events occurred subsequent to December 31, 2023:

Loan Repayments

In January 2024, the Company received $324.7 million in principal repayments, comprised of a full loan repayment of $173.4 million on a senior office loan in Washington, D.C. and a full loan repayment of $151.3 million on a senior condo loan in New York, NY.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, February 7, 2024 at 9:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter 2023 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 9:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 1014133.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal year ended December 31, 2023 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with an over 45-year history of leadership, innovation and investment excellence and $552.8 billion of assets under management as of December 31, 2023.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic, competitive, and other conditions in the United States and in any foreign jurisdictions in which we invest; global economic trends and conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, fluctuations in interest rates and credit spreads, labor shortages, currency fluctuations and challenges in global supply chains; deterioration in the performance of the properties securing our investments; difficulty accessing financing or raising capital; and the risks, uncertainties and factors set forth under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Jack Switala
Tel: +1-888-806-7781 (U.S.) / +1-212-763-9048 (Outside U.S.)
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Miles Radcliffe-Trenner
Tel: +1-212-750-8300
media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of the Company's ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

Distributable Earnings should not be considered as a substitute for GAAP net income or taxable income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents(A)	$135,898	$239,791
Commercial mortgage loans, held-for-investment	7,343,548	7,494,138
Less: Allowance for credit losses	(210,470)	(106,974)
Commercial mortgage loans, held-for-investment, net	7,133,078	7,387,164
Real estate owned assets, held for sale	101,017	—
Real estate owned, held for investment, net	82,091	80,231
Accrued interest receivable	41,003	39,005
Equity method investments	35,076	36,849
Other assets	19,455	19,281
Total Assets	$7,547,618	$7,802,321

Liabilities and Equity
Liabilities
Secured financing agreements, net	$3,782,419	$3,748,691
Collateralized loan obligations, net	1,942,171	1,935,592
Secured term loan, net	335,331	336,828
Convertible notes, net	—	143,237
Dividends payable	29,805	29,711
Accrued interest payable	20,207	17,859
Real estate owned liabilities, held for sale	15,883	—
Due to affiliates	8,270	8,722
Other liabilities	9,350	10,245
Total Liabilities	6,143,436	6,230,885

Commitments and Contingencies	—	—

Equity
Preferred Stock, $0.01 par value, 50,000,000 shares authorized
Series A cumulative redeemable preferred stock, (13,110,000 shares issued and outstanding as of December 31, 2023 and 2022); liquidation preference of $25.00 per share	131	131
Common stock, $0.01 par value, 300,000,000 authorized (75,299,556 and 75,080,707 shares issued; 69,313,860 and 69,095,011 shares outstanding; as of December 31, 2023 and 2022, respectively)	693	691
Additional paid-in capital	1,815,077	1,808,983
Accumulated deficit	(314,370)	(141,503)
Repurchased stock (5,985,696 shares repurchased as of December 31, 2023 and 2022)	(96,764)	(96,764)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,404,767	1,571,538
Noncontrolling interests in equity of consolidated joint venture	(585)	(102)
Total Equity	1,404,182	1,571,436
Total Liabilities and Equity	$7,547,618	$7,802,321

(A)    Includes $5.0 million and $151.0 million of cash held in collateralized loan obligation as of December 31, 2023 and 2022, respectively.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Interest Income
Interest income	$165,024	$163,229	$143,508	$640,412	$421,968
Interest expense	118,532	118,617	91,592	458,802	236,095
Total net interest income	46,492	44,612	51,916	181,610	185,873

Other Income
Revenue from real estate owned operations	2,520	1,795	2,417	8,545	8,971
Income (loss) from equity method investments	374	839	820	1,417	4,655
Other income	1,280	2,809	1,576	11,237	5,568
Total other income	4,174	5,443	4,813	21,199	19,194

Operating Expenses
General and administrative	4,600	4,788	4,576	18,788	17,616
Provision for (reversal of) credit losses, net	49,500	8,814	21,189	175,116	112,373
Management fee to affiliate	6,523	6,566	6,578	26,171	25,680
Incentive compensation to affiliate	—	69	634	2,491	634
Expenses from real estate owned operations	2,957	2,819	3,593	11,190	11,113
Total operating expenses	63,580	23,056	36,570	233,756	167,416

Income (Loss) Before Income Taxes, Noncontrolling Interests, Preferred Dividends and Participating Securities' Share in Earnings	(12,914)	26,999	20,159	(30,947)	37,651
Income tax expense	199	165	58	710	58
Net Income (Loss)	(13,113)	26,834	20,101	(31,657)	37,593
Net income (loss) attributable to noncontrolling interests	(226)	(307)	(227)	(806)	(510)
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	(12,887)	27,141	20,328	(30,851)	38,103
Preferred stock dividends	5,326	5,326	5,326	21,304	21,304
Participating securities' share in earnings	525	414	400	1,764	1,428
Net Income (Loss) Attributable to Common Stockholders	$(18,738)	$21,401	$14,602	$(53,919)	$15,371

Net Income (Loss) Per Share of Common Stock
Basic and Diluted	$(0.27)	$0.31	$0.21	$(0.78)	$0.23
Weighted Average Number of Shares of Common Stock Outstanding
Basic and Diluted	69,384,309	69,122,636	69,109,790	69,180,039	67,553,578

Dividends Declared per Share of Common Stock	$0.43	$0.43	$0.43	$1.72	$1.72